CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment to the Registration Statement on Form N-1A of Logan Capital Funds with respect to the filing of the Prospectus and Statement of Additional Information for Logan Capital Long/Short Fund, a series of Advisors Series Trust.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
September 21, 2012